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                                                                     EXHIBIT 2.2


JUSTIFICATION OF THE MERGER OF SHARES OF TELE CENTRO OESTE CELULAR PARTICIPACOES
        S.A. INTO TELESP CELULAR PARTICIPACOES S.A. FOR THE PURPOSE OF
            THE FORMER'S CONVERSION INTO A WHOLLY OWNED SUBSIDIARY


                                       BY


         TELE CENTRO OESTE CELULAR PARTICIPACOES S.A. AND TELESP CELULAR
                      PARTICIPACOES S.A. BOARD OF DIRECTORS


                                       TO


                               THEIR SHAREHOLDERS






                        --------------------------------

                             DATED OCTOBER 27, 2003
                        --------------------------------
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JUSTIFICATION OF THE MERGER OF TELE CENTRO OESTE CELULAR PARTICIPACOES S.A.
SHARES INTO TELESP CELULAR PARTICIPACOES S.A. FOR THE PURPOSE OF THE FORMER'S CONVERSION INTO A WHOLLY OWNED SUBSIDIARY


The Board of Directors of Tele Centro Oeste Celular Participacoes S.A. ("TCO") and of Telesp Celular Participacoes S.A. ("TCP" and, when jointly with TCO, "Companies") jointly present to their respective shareholders this justification of the merger of TCO by TCP for the purpose of its conversion into a wholly owned subsidiary ("Justification" and "Merger of Shares"), pursuant to article 225 of Law n(0) 6,404/76 ("Corporate Law").


In this Justification, the words beginning in capital letters which are not defined herein will have the same meaning attributed to them in the Protocol of the Merger of Shares of TCO into TCP for the purpose of the former's conversion into a Wholly Owned Subsidiary ("Protocol") entered into agreement in this same date by TCO and TCP.


                                   SECTION ONE
     ON THE REASONS AND PURPOSES OF THE TRANSACTION AND THE INTEREST OF THE
                         COMPANIES IN ITS ACCOMPLISHMENT


The objectives of the Merger of Shares are (a) to align the interests of the Companies' shareholders; (b) to strengthen TCP's shareholder base by merging its shareholders and those of TCO into a single listed company, with greater liquidity; (c) to unify, standardize and rationalize the general administration of TCP and TCO's businesses; (d) to enhance TCP and TCO's corporate image; (e) to give TCO shareholders direct holdings in TCP's capital; and (f) to take advantage of any financial, operational and commercial synergies.


                                   SECTION TWO
       ON THE SHARES THE HOLDERS OF PREFERRED SHARES WILL RECEIVE AND THE
                      REASON FOR THE CHANGE IN THEIR RIGHTS


TCO's holders of preferred shares will receive preferred shares issued by TCP.


            a. Political and Patrimonial Advantages. The political and patrimonial advantages of the common and preferred TCO's and TCP's shares are identical.


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                                  SECTION THREE
    ON THE COMPOSITION OF TYPES AND CLASSES OF TCP'S SHARES AFTER THE
                                   TRANSACTION


TCP's capital stock is currently represented by 1,171,784,352,509 nominative subscribed shares, with no par value, of which 409,383,864,536 are common shares and 762,400,487,973 are preferred shares. If all TCO common shareholders adhere to the Tender Offer of Acquisition of TCO Shares, proposed by TCP, and if the Merger of Shares does not result in the exercise of withdrawal rights in TCP and TCO, and taking into account the Conversion described in the Protocol, the company's capital stock shall be represented by 1,466,856,555,987 nominative subscribed shares, with no par value, of which 977,895,199,562 are common shares and 488,961,356,424 are preferred shares. It is noted that shares issued by TCO held by TCP will be maintained in TCP's equity and that TCO does not hold any share issued by TCP.


                                  SECTION FOUR

                                 [Text Deleted]


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This Justification is signed by TCP's and TCO's legal representatives, in 2
(two) copies of identical content.


Sao Paulo, October 27, 2003


TELE CENTRO OESTE CELULAR PARTICIPACOES S.A.


-------------------------------
Name:
Position:


-------------------------------
Name:
Position:


TELESP CELULAR PARTICIPACOES S.A.


--------------------------------
Name:
Position:


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Name:
Position:


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